CONSENT OF BDO SEIDMAN, LLP


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 22, 2000, relating to the financial statements of Hyperbaric Systems appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/     BDO SEIDMAN, LLP
        ----------------
        BDO SEIDMAN, LLP


San Jose, California
February 8, 2001